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CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

Company Number **10493277**

The Registrar of Companies for England and Wales, hereby certifies that

BORN CREATIVE HOLDINGS LIMITED

is this day incorporated under the Companies Act 2006 as a private company, that the company is limited by shares, and the situation of its registered office is in England and Wales

Given at Companies House, Cardiff, on **23rd November 2016**

* N10493277K *

Companies House

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

The above information was communicated by electronic means and authenticated by the Registrar of Companies under section 1115 of the Companies Act 2006

Companies House

IN01(ef)

Application to register a company

Received for filing in Electronic Format on the: **22/11/2016**

X5KBGFSO

Company Name in full:	**BORN CREATIVE HOLDINGS LIMITED**
Company Type:	**Private company limited by shares**
Situation of Registered Office:	**England and Wales**
Proposed Registered Office Address:	**WFW LEGAL SERVICES LIMITED 15 APPOLD STREET LONDON UNITED KINGDOM EC2A 2HB**
Sic Codes:	**64209**

Proposed Officers

Company Director 1

Type:	**Person**
Full Forename(s):	**MR JEAN-CHRISTOPHE**
Surname:	**CHOPIN**
Service Address:	**WFW LEGAL SERVICES LIMITED 15 APPOLD STREET LONDON UNITED KINGDOM EC2A 2HB**
Country/State Usually Resident:	**SWITZERLAND**

Date of Birth: ****/12/1964** *Nationality:* **FRENCH**

Occupation: **DIRECTOR**

The subscribers confirm that the person named has consented to act as a director.

Statement of Capital (Share Capital)

Class of Shares:	**ORDINARY**	*Number allotted*	**1000**
Currency:	**GBP**	*Aggregate nominal value:*	**1000**
Prescribed particulars			

FULL RIGHTS TO RECEIVE NOTICE OF, ATTEND AND VOTE AT GENERAL MEETINGS. ONE SHARE CARRIES ONE VOTE, AND FULL RIGHTS TO DIVIDENDS AND CAPITAL DISTRIBUTIONS (INCLUDING UPON WINDING UP).

Statement of Capital (Totals)

Currency:	**GBP**	*Total number of shares:*	**1000**
		Total aggregate nominal value:	**1000**
		Total aggregate unpaid:	**1000**

Initial Shareholdings

Name:	**CREATIVE DESIGN HOLDINGS LIMITED**		
		Class of Shares:	**ORDINARY**
Address	**WFW LEGAL SERVICES LIMITED 15 APPOLD STREET LONDON UNITED KINGDOM EC2A 2HB**	*Number of shares:*	**1000**
		Currency:	**GBP**
		Nominal value of each share:	**1**
		Amount unpaid:	**1**
		Amount paid:	**0**

Persons with Significant Control (PSC)

Statement of initial significant control

On incorporation, there will be someone who will count as a Person with Significant Control (either a registerable person or relevant legal entity (RLE)) in relation to the company

Individual Person with Significant Control details

Names: **JEAN-CHRISTOPHE CHOPIN**

Country/State Usually Resident: **SWITZERLAND**

Date of Birth: ****/12/1964** *Nationality:* **FRENCH**

Service Address: **WFW LEGAL SERVICES LIMITED 15 APPOLD STREET**
LONDON
UNITED KINGDOM
EC2A 2HB

The subscribers confirm that each person named as an individual PSC in this application knows that their particulars are being supplied as part of this application.

Nature of control **The person has the right to exercise, or actually exercises, significant influence or control over the company.**

Statement of Compliance

I confirm the requirements of the Companies Act 2006 as to registration have been complied with.

Name: **CREATIVE DESIGN HOLDINGS LIMITED**
Authenticated **YES**

Authorisation

Authoriser Designation: **subscriber** *Authenticated* **YES**

COMPANY HAVING A SHARE CAPITAL

MEMORANDUM OF ASSOCIATION

OF

BORN CREATIVE HOLDINGS LIMITED

Each subscriber to this memorandum of association wishes to form a company under the Companies Act 2006 and agrees to become a member of the Company and to take at least one share.

Name of each subscriber	Authentication by each subscriber
Creative Design Holdings Limited	

Date 22 November 2016

THE COMPANIES ACT 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

BORN CREATIVE HOLDINGS LIMITED

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1 Defined Terms

(1) The regulations contained in the Model Articles for Private Companies Limited by Shares set out in Schedule 1 of The Companies (Model Articles) Regulations 2008 (SI 3229/2008), shall not apply to the Company.

(2) In the articles, unless the context requires otherwise:

"the 2006 Act"	means the Companies Act 2006;
"articles"	means the Company's articles of association;
"bankruptcy"	includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;
"chairman"	has the meaning given in article 12;
"chairman of the meeting"	has the meaning given in article 40;
"Companies Acts"	means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the Company;
"director"	means a director of the Company, and includes any person occupying the position of director, by whatever name called;
"distribution recipient"	has the meaning given in article 32;
"document"	includes, unless otherwise specified, any document sent or supplied in electronic form;
"electronic form"	has the meaning given in section 1168 of the 2006 Act;
"fully paid"	in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company;
"hard copy form"	has the meaning given in section 1168 of the 2006 Act;

"holder"	in relation to shares means the person whose name is entered in the register of members as the holder of the shares;
"instrument"	means a document in hard copy form;
"ordinary resolution"	has the meaning given in section 282 of the 2006 Act;
"paid"	means paid or credited as paid;
"participate"	in relation to a directors' meeting, has the meaning given in article 10;
"proxy notice"	has the meaning given in article 46;
"shareholder"	means a person who is the holder of a share;
"shares"	means shares in the Company;
"special resolution"	has the meaning given in section 283 of the 2006 Act;
"subsidiary"	has the meaning given in section 1159 of the 2006 Act;
"transmittee"	means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and
"writing"	means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

Unless the context otherwise requires, other words or expressions contained in these articles bear the same meaning as in the 2006 Act as in force on the date when these articles become binding on the Company.

2 Liability of shareholders

The liability of the shareholders is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

DIRECTORS' POWERS AND RESPONSIBILITIES

3 Directors' general authority

Subject to the articles, the directors are responsible for the management of the Company's business, for which purpose they may exercise all the powers of the Company.

4 Shareholders' reserve power

(1) The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

(2) No such special resolution invalidates anything which the directors have done before the passing of the resolution.

5 Directors may delegate

(1) Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

(a) to such person or committee;

(b) by such means (including by power of attorney);

(c) to such an extent;

(d) in relation to such matters or territories; and

(e) on such terms and conditions;

as they think fit.

(2) If the directors so specify, any such delegation may authorise further delegation of the directors' powers by any person to whom they are delegated.

(3) The directors may revoke any delegation in whole or part, or alter its terms and conditions.

6 Committees

Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors. The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

7 Directors to take decisions collectively

(1) The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 8.

(2) If:

(a) the Company only has one director, and

(b) no provision of the articles requires it to have more than one director,

the general rule does not apply, and the director may, subject to articles 8(3) and 16 take decisions without regard to any other of the provisions of the articles relating to directors' decision-making.

8 Unanimous decisions

(1) A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

(2) Such a decision may take the form of a resolution in writing, copies of which have been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

(3) References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors' meeting.

(4) A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

9 Calling a directors' meeting

(1) Any director may call a directors' meeting by giving notice of the meeting to the directors or by authorising the Company secretary (if any) to give such notice.

(2) Notice of any directors' meeting must indicate:

(a) its proposed date and time;

(b) where it is to take place; and

(c) if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

(3) Notice of a directors' meeting must be given to each director, but need not be in writing.

(4) Notice of a directors' meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company not more than 7 days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

10 Participation in directors' meetings

(1) Subject to the articles, directors participate in a directors' meeting, or part of a directors' meeting, when:

(a) the meeting has been called and takes place in accordance with the articles, and

(b) they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

(2) In determining whether directors are participating in a directors' meeting, it is irrelevant where any director is or how they communicate with each other.

(3) If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

11 Quorum for directors' meetings

(1) At a directors' meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

(2) The quorum for directors' meetings may be fixed from time to time by a decision of the directors, but it must never be less than two unless there is just a sole director in office, and unless otherwise fixed it is two.

(3) If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a) to appoint further directors, or

(b) to call a general meeting so as to enable the shareholders to appoint further directors.

12 Chairing of directors' meetings

(1) The directors may appoint a director to chair their meetings.

(2) The person so appointed for the time being is known as the chairman.

(3) The directors may terminate the chairman's appointment at any time.

(4) If the chairman is not participating in a directors' meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

13 Casting vote

The chairman or other director chairing the meeting shall not, if the numbers of votes for and against a proposal are equal, have a second or casting vote.

14 Conflicts of interest

(1) If a proposed decision of the directors is concerned with an actual or proposed transaction or arrangement with the Company in which a director is interested, that director is not to be counted as participating in the decision-making process for quorum or voting purposes.

(2) But if paragraph (3) applies, a director who is interested in an actual or proposed transaction or arrangement with the Company is to be counted as participating in the decision-making process for quorum and voting purposes.

(3) This paragraph applies when:

(a) the Company by ordinary resolution disapplies the provision of the articles which would otherwise prevent a director from being counted as participating in the decision-making process;

(b) the director's interest cannot reasonably be regarded as likely to give rise to a conflict of interest; or

(c) the director's conflict of interest arises from a permitted cause.

(4) For the purposes of this article, the following are permitted causes:

(a) a guarantee given, or to be given, by or to a director in respect of an obligation incurred by or on behalf of the Company or any of its subsidiaries;

(b) subscription, or an agreement to subscribe, for shares or other securities of the Company or any of its subsidiaries, or to underwrite, sub-underwrite, or guarantee subscription for any such shares or securities; and

(c) arrangements pursuant to which benefits are made available to employees and directors or former employees and directors of the Company or any of its subsidiaries which do not provide special benefits for directors or former directors.

(5) For the purposes of this article, references to proposed decisions and decision-making processes include any directors' meeting or part of a directors' meeting.

(6) Subject to paragraph (7), if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

(7) If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

(8) Where the number of non-conflicted directors is less than the quorum for the purposes of approving a resolution authorising any situation or transaction constituting a conflict as anticipated by the Companies Acts, the quorum shall be all the disinterested directors.

(9) When all the directors of the Company are conflicted, the Company shall pass the conflict to the Company's shareholders for approval by ordinary resolution.

15 Records of decisions to be kept

The directors must ensure that the Company keeps a record, in writing, for at least 10 years from the date of the decision recorded of every unanimous or majority decision taken by the directors.

16 Directors' discretion to make further rules

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

NUMBER AND APPOINTMENT OF DIRECTORS

17 Methods of appointing directors

(1) There shall be no maximum number of directors and the minimum number of directors shall be one. Whenever the Company has two or more directors, at least one of them shall be a natural person

(2) Any person 16 years of age or more and who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

(a) by ordinary resolution; or

(b) by a decision of the directors.

(3) In any case where, as a result of death, the Company has no shareholders and no directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a director.

(4) For the purposes of paragraph (3), where 2 or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder.

18 Termination of director's appointment

(1) A person ceases to be a director as soon as:

(a) that person ceases to be a director by virtue of any provision of the Companies Acts or is prohibited from being a director by law;

(b) a bankruptcy order is made against that person;

(c) a composition is made with that person's creditors generally in satisfaction of that person's debts;

(d) a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e) notification is received by the Company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms;

(f) he shall for more than six consecutive months have been absent without permission of the directors from meetings of directors held during that period and the directors resolve that his office be vacated.

19 Directors' remuneration

(1) Directors may undertake any services for the Company that the directors decide.

(2) Directors are entitled to such remuneration as the directors determine:

a) for their services to the Company as directors, and

(b) for any other service which they undertake for the Company.

(3) Subject to the articles, a director's remuneration may:

(a) take any form, and

(b) include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

(4) Unless the directors decide otherwise, directors' remuneration accrues from day to day.

(5) Unless the directors decide otherwise, directors are not accountable to the Company for any remuneration which they receive as directors or other officers or employees of the Company's subsidiaries or of any other body corporate in which the Company is interested.

20 Directors' expenses

The Company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

(a) meetings of directors or committees of directors;

(b) general meetings, or

(c) separate meetings of the holders of any class of shares or of debentures of the Company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company.

PART 3

SHARES AND DISTRIBUTIONS

SHARES

21 All shares to be fully paid up

(1) No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

(2) This does not apply to shares taken on the formation of the Company by the subscribers to the Company's memorandum.

22 Powers to issue different classes of share

(1) Subject to the articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

(2) The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

23 Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust, and except as otherwise required by law or the articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder's absolute ownership of it and all the rights attaching to it.

24 Share certificates

(1) The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

(2) Every certificate must specify:

(a) in respect of how many shares, of what class, it is issued;

(b) the nominal value of those shares;

(c) that the shares are fully paid; and

(d) any distinguishing numbers assigned to them.

(3) No certificate may be issued in respect of shares of more than one class.

(4) If more than one person holds a share: only one certificate may be issued in respect of it.

(5) Certificates must:

(a) have affixed to them the Company's common seal, or

(b) be otherwise executed in accordance with the Companies Acts.

25 Replacement share certificates

(1) If a certificate issued in respect of a shareholder's shares is:

(a) damaged or defaced; or

(b) said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

(2) A shareholder exercising the right to be issued with such a replacement certificate:

(a) may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b) must return the certificate which is to be replaced to the Company if it is damaged or defaced and

(c) must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

26 Share transfers

(1) Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

(2) No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

(3) The Company may retain any instrument of transfer which is registered.

(4) The transferor remains the holder of a share until the transferee's name is entered in the register of members as holder of it.

(5) The directors may refuse to register the transfer of a share, and if they do so, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

27 Transmission of shares

(1) If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share.

(2) A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a) may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

(b) subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

(3) But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder's death or bankruptcy or otherwise, unless they become the holders of those shares.

28 Exercise of transmitees' rights

(1) Transmittees who wish to become the holders of shares to which they have become entitled must notify the Company in writing of that wish.

(2) If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

(3) Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

29 Transmitees bound by prior notices

If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee's name has been entered in the register of members.

30 Purchase of own shares

Subject to the 2006 Act but without prejudice to any other provision of these articles, the Company may purchase its own shares with cash up to any amount in a financial year not exceeding the lower of:

(a) £15,000; or

(b) the value of 5% of the Company’s share capital.

DIVIDENDS AND OTHER DISTRIBUTIONS

31 Procedure for declaring dividends

(1) The Company may, by ordinary resolution declare dividends, and the directors may decide to pay interim dividends but a dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount

recommended by the directors and no dividend may be declared or paid unless it is in accordance with shareholders' respective rights.

(2) Unless:

(a) the shareholders' resolution to declare; or

(b) directors' decision to pay a dividend; or

(c) the terms on which shares are issued, specify otherwise,

it must be paid by reference to each shareholder's holding of shares on the date of the resolution or decision to declare or pay it.

(3) If the Company's share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

(4) The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

(5) If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

32 Payment of dividends and other distributions

(1) Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a) transfer to a bank or building society account specified by the distribution recipient in writing; or

(b) sending a cheque, payable to the distribution recipient, by post to the distribution recipient at his registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide; or

(c) any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

(2) In the articles, "the distribution recipient" means, in respect of a share in respect of which a dividend or other sum is payable:

(a) the holder of the share; or

(b) if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c) if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

33 No interest on distributions

The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by the terms on which the share was issued, or the provisions of another agreement between the holder of that share and the Company.

34 Unclaimed distributions

(1) All dividends or other sums which are payable in respect of shares and unclaimed after having been declared or become payable, may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

(2) The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it and if

(a) twelve years have passed from the date on which a dividend or other sum became due for payment; and

(b) the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

35 Non-cash distributions

(1) Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

(2) For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a) fixing the value of any assets;

(b) paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c) vesting any assets in trustees.

36 Waiver of distributions

(1) Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the Company notice in writing to that effect, but if:

(a) the share has more than one holder, or

(b) more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

37 Authority to capitalise and appropriation of capitalised sums

(1) The directors may, if they are so authorised by an ordinary resolution:

(a) decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company's share premium account or capital redemption reserve; and

(b) appropriate any sum which they so decide to capitalise (a "capitalised sum") to the persons who would have been entitled to it if it were distributed by way of dividend (the "persons entitled") and in the same proportions.

(2) Capitalised sums must be applied:

(a) on behalf of the persons entitled, and

(b) in the same proportions as a dividend would have been distributed to them.

(3) Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

(4) A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct.

(5) Subject to the articles the directors may:

(a) apply capitalised sums in accordance with paragraphs (3) and (4) above partly in one way and partly in another;

(b) make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(c) authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4

DECISION-MAKING BY SHAREHOLDERS

ORGANISATION OF GENERAL MEETINGS

38 Attendance and speaking at general meetings

(1) A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

(2) A person is able to exercise the right to vote at a general meeting when:

(a) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

(b) that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

(3) The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

(4) In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other.

(5) Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

39 Quorum for general meetings

The quorum for a general meeting shall be determined according to section 318 of the 2006 Act and no business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

40 Chairing general meetings

(1) If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

(2) If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a) the directors present, or

(b) (if no directors are present), the meeting, must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

(3) The person chairing a meeting in accordance with this article is referred to as "the chairman of the meeting".

41 Attendance and speaking by directors and non-shareholders

(1) Directors may attend and speak at general meetings, whether or not they are shareholders.

(2) The chairman of the meeting may permit other persons who are not:

(a) shareholders of the Company, or

(b) otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting.

42 Adjournment

(1) If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, or if at any time during a quorate general meeting the meeting directs him to do so, the chairman of the meeting must adjourn it and he may adjourn a general meeting at which a quorum is present if:

(a) the meeting consents to an adjournment, or

(b) it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

(2) When adjourning a general meeting, the chairman of the meeting must:

(a) either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and

(b) have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

(3) If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days' notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a) to the same persons to whom notice of the Company's general meetings is required to be given, and

(b) containing the same information which such notice is required to contain.

(4) No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place and if, at an adjourned general meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum.

VOTING AT GENERAL MEETINGS

43 Voting: general

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded and acted upon in accordance with these articles and sections 321 and 322 of the 2006 Act.

44 Errors and disputes

(1) No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

(2) Any such objection must be referred to the chairman of the meeting, whose decision is final.

45 Poll votes

(1) A poll on a resolution may be demanded:

(a) in advance of the general meeting where it is to be put to the vote, or

(b) at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

(2) A poll may be demanded by:

(a) the chairman of the meeting;

(b) the directors;

(c) two or more persons having the right to vote on the resolution; or

(d) a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

(3) A demand for a poll may be withdrawn if:

(a) the poll has not yet been taken, and

(b) the chairman of the meeting consents to the withdrawal.

(4) Polls must be taken immediately and in such manner as the chairman of the meeting directs.

46 Content of proxy notices

(1) Proxies may only validly be appointed by a notice in writing (a "proxy notice") which:

(a) states the name and address of the shareholder appointing the proxy;

(b) identifies the person appointed to be that shareholder's proxy and the general meeting in relation to which that person is appointed;

(c) is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and

(d) is delivered to the Company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

(2) The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

(3) Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

(4) Unless a proxy notice indicates otherwise, it must be treated as:

(a) allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting; and

(b) appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

47 Delivery of proxy notices

(1) A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person.

(2) An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

(3) A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

(4) If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor's behalf.

48 Amendments to resolutions

(1) An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

(a) notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

(b) the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

(2) A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if:

(a) the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed; and

(b) the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

(3) If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman's error does not invalidate the vote on that resolution.

PART 5

ADMINISTRATIVE ARRANGEMENTS

49 Means of communication to be used

(1) Anything sent or supplied by or to the Company under the articles may be sent or supplied in any way in which the 2006 Act provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company.

(2) Every notice convening a general meeting shall comply with the provisions of section 307 and 325 of the 2006 Act as to the length of notice required for the meeting and the giving of information to shareholders in regard to their right to appoint proxies; and notices of and other communications relating to any general meeting which any shareholder is entitled to receive shall be sent to the directors and to the auditor for the time being of the Company.

(3) Any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

(4) A director may agree with the Company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

50 Company seals

(1) Any common seal may only be used by the authority of the directors.

(2) The directors may decide by what means and in what form any common seal is to be used.

(3) Unless otherwise decided by the directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

(4) For the purposes of this article, an authorised person is:

(a) any director of the Company;

(b) the Company secretary (if any); or

(c) any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

51 No right to inspect accounts and other records

Except as provided by law or authorised by the directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company's accounting or other records or documents merely by virtue of being a shareholder.

52 Provision for employees on cessation of business

The directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

DIRECTORS' INDEMNITY AND INSURANCE

53 Indemnity

(1) Subject to paragraph (2), a relevant director of the Company or an associated company may be indemnified out of the Company's assets against:

(a) any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the Company or an associated company;

(b) any liability incurred by that director in connection with the activities of the Company or an associated company in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act);

(c) any other liability incurred by that director as an officer of the Company or an associated company.

(2) This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

(3) In this article:

(a) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate; and

(b) a "relevant director" means any director or former director of the Company or an associated company.

54 Insurance

(1) The directors may decide to purchase and maintain insurance, at the expense of the Company, for the benefit of any relevant director in respect of any relevant loss.

(2) In this article:

(a) a "relevant director" means any director or former director of the Company or an associated company;

(b) a "relevant loss" means any loss or liability which has been or may be incurred by a relevant director in connection with that director's duties or powers in relation to the Company, any associated company or any pension fund or employees' share scheme of the Company or associated company; and

(c) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.